Filed Pursuant to Rule 433
Registration Statement No. 333-164611
Pricing Term Sheet

BERKSHIRE HATHAWAY INC.

Pricing Term Sheet

$600,000,000 1.400% Senior Notes due 2012

$1,400,000,000 2.125% Senior Notes due 2013

$1,700,000,000 3.200% Senior Notes due 2015

$2,000,000,000 Floating Rate Senior Notes due 2011

$1,100,000,000 Floating Rate Senior Notes due 2012

$1,200,000,000 Floating Rate Senior Notes due 2013

1.400% Senior Notes Due 2012

Principal Amount:	$600,000,000
Maturity Date:	February 10, 2012
Issue Price (Price to Public):	99.935%
Gross Spread:	15 bps
Proceeds to Issuer:	$598,710,000
Interest Rate:	1.400% per annum
Benchmark Treasury:	0.875% due January 31, 2012
Benchmark Treasury Yield:	0.803%
Spread to Benchmark Treasury:	63 bps
Yield to Maturity:	1.433%
Interest Payment Period:	Semi-annual
Interest Payment Dates:	Each February 10 and August 10, commencing August 10, 2010

Make-Whole call:	At any time at Treasury plus 10 basis points
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	084670 AZ1
ISIN:	US084670AZ10

2.125% Senior Notes Due 2013

Principal Amount:	$1,400,000,000
Maturity Date:	February 11, 2013
Issue Price (Price to Public):	99.965%
Gross Spread:	25 bps
Proceeds to Issuer:	$1,396,010,000

Interest Rate:	2.125% per annum
Benchmark Treasury:	1.375% due January 15, 2013
Benchmark Treasury Yield:	1.307%
Spread to Benchmark Treasury:	83 bps
Yield to Maturity:	2.137%
Interest Payment Period:	Semi-annual
Interest Payment Dates:	Each February 11 and August 11, commencing August 11, 2010

Make-Whole call:	At any time at Treasury plus 12.5 basis points
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	084670 AU2
ISIN:	US084670AU23

3.200% Senior Notes Due 2015

Principal Amount:	$1,700,000,000
Maturity Date:	February 11, 2015
Issue Price (Price to Public):	99.917%
Gross Spread:	35 bps
Proceeds to Issuer:	$1,692,639,000
Interest Rate:	3.200% per annum
Benchmark Treasury:	2.250% due January 31, 2015
Benchmark Treasury Yield:	2.288%
Spread to Benchmark Treasury:	93 bps
Yield to Maturity:	3.218%
Interest Payment Period:	Semi-annual
Interest Payment Dates:	Each February 11 and August 11, commencing August 11, 2010

Make-Whole call:	At any time at Treasury plus 15 basis points
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	084670 AV0
ISIN:	US084670AV06

Floating Rate Senior Notes due 2011

Principal Amount:	$2,000,000,000
Maturity Date:	February 10, 2011
Issue Price (Price to Public):	100%
Gross Spread:	10 bps
Proceeds to Issuer:	$1,998,000,000
Interest Rate Index:	Three-Month LIBOR (Reuters Page LIBOR01)
Spread to Index:	-2 bps
Day Count Convention:	Actual/360

Interest Payment and Reset Dates:	Each February 10, May 10, August 10 and November 10, commencing May 10, 2010

Interest Determination Dates:	Quarterly, on second London business day prior to applicable Interest Payment Date, except that initial Interest Determination Date will be February 9, 2010

Optional Redemption:	None
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	084670 AW8
ISIN:	US084670AW88

Floating Rate Senior Notes due 2012

Principal Amount:	$1,100,000,000
Maturity Date:	February 10, 2012
Issue Price (Price to Public):	100%
Gross Spread:	15 bps
Proceeds to Issuer:	$1,098,350,000
Interest Rate Index:	Three-Month LIBOR (Reuters Page LIBOR01)
Spread to Index:	18 bps
Day Count Convention:	Actual/360
Interest Payment and Reset Dates:	Each February 10, May 10, August 10 and November 10, commencing May 10, 2010

Interest Determination Dates:	Quarterly, on second London business day prior to applicable Interest Payment Date, except that initial Interest Determination Date will be February 9, 2010

Optional Redemption:	None
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	084670 AX6
ISIN:	US084670AX61

Floating Rate Senior Notes due 2013

Principal Amount:	$1,200,000,000
Maturity Date:	February 11, 2013
Issue Price (Price to Public):	100%
Gross Spread:	25 bps
Proceeds to Issuer:	$1,197,000,000
Interest Rate Index:	Three-Month LIBOR (Reuters Page LIBOR01)
Spread to Index:	43 bps
Day Count Convention:	Actual/360
Interest Payment and Reset Dates:	Each February 11, May 11, August 11 and November 11, commencing May 11, 2010

Interest Determination Dates:	Quarterly, on second London business day prior to applicable Interest Payment Date, except that initial Interest Determination Date will be February 9, 2010

Optional Redemption:	None
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	084670 AY4
ISIN:	US084670AY45

Other Information

Trade Date:	February 4, 2010
Settlement Date:	February 11, 2010 (T+5)
Sole Bookrunner:	J.P. Morgan Securities Inc.
Joint Lead Manager:	Wells Fargo Securities, LLC
Ratings (Moody’s/S&P/Fitch):	Aa2/AA+/AA+ (stable / stable / negative watch)

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan at (212) 834-4533 or Wells Fargo Securities at (800) 326-5897.

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